SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 F O R M  8-K/A

                                 Amendment No. 1

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)      September 22, 1997

                 TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC.
--------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)

          Delaware                333-20709                    13-3391820
--------------------------------------------------------------------------------
(State or Other Jurisdiction     (Commission)                 (IRS Employer
      of Incorporation)          File Number)               Identification No.)

22700 Savi Ranch Parkway, Yorba Linda, California                       92657
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

Registrant's telephone number, including area code   (714) 974-7676

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of business acquired.

                  See Financial Statements of Research Analysis Corporation for the year ended August 31, 1997 commencing on page 3 and pages referenced thereon.

         (b)      Pro Forma Financial Information.

                  See Financial Statements and Pro Forma Financial Information of the registrant for the period ended September 30, 1997 commencing on page 12 and pages referenced thereon.

         (c)      Exhibits

                  See Exhibit Index.

Item 7.(a)  Financial Statements of business acquired.


                         RESEARCH ANALYSIS CORPORATION

                              Financial Statement

                       For the Year Ended August 31, 1997

                         [Stephen Wojdowski Letterhead]


To the Board of Directors and Stockholders of Research Analysis Corporation

We have audited the accompanying balance sheet of Research Analysis Corporation as of August 31, 1997 and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Research Analysis Corporation as of August 31, 1997, and the results of its operations and cash flow for the year then ended, in conformity with generally accepted accounting principles.

                                      /s/ Stephen Wojdowski
                                      ---------------------

November 18, 1997

                         RESEARCH ANALYSIS CORPORATION
                                 Balance Sheet
                                August 31, 1997

                                     ASSETS

Current Assets
   Cash in bank                                         $  45,409
   Accounts receivable - trade                             88,400      $ 133,809
                                                        ---------

Property and Equipment
   Office equipment and computers                          49,793
   Less: accumulated depreciation                         (23,792)        26,001
                                                        ---------

Other Assets
   Capitalized software development costs                  59,920
   Deposits                                                 1,336         61,256
                                                        ---------      ---------
       Total Assets                                                    $ 221,096
                                                                       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accrued payroll and employee benefits                               $  84,102

Stockholders' Equity (per accompanying statement)
   Common stock, authorized 10,000,000 shares           $  23,124
   Additional paid-in capital                              28,317
   Retained earnings                                       85,553        136,994
                                                        ---------      ---------

       Total Liabilities and Stockholders' Equity                      $ 221,096
                                                                       =========

                See accompanying notes to financial statements.

                         RESEARCH ANALYSIS CORPORATION
                                Income Statement
                           Year Ended August 31, 1997

Revenue                                                                $784,624

Contract Costs
   Direct labor                                         $ 335,402
   Subcontracts                                            71,194
   Travel                                                  37,542
   Other direct costs                                       2,467        446,605
                                                        ---------      ---------
Gross Profit                                                             338,019

Operating Expenses
   Fringe benefits                                        273,238
   Overhead                                                61,475
   General and administrative                              34,628        369,341
                                                        ---------      ---------

Loss from Operations                                                    (31,322)

Other Income and Expenses
   Interest income                                                          838
                                                                       --------

Loss before Taxes                                                       (30,484)

Tax Benefit                                                               6,480
                                                                       --------

Net Loss                                                               $(24,004)
                                                                       ========

                See accompanying notes to financial statements.

                         RESEARCH ANALYSIS CORPORATION
                       Statement of Stockholders' Equity

                                      Common Stock
                                    (Par Value $0.10)     Additional
                                   -------------------     Paid-in      Retained
                                    Shares      Value      Capital      Earnings
                                   -------     -------    ---------    ---------

Balance at August 31, 1996         280,082     $20,868    $  18,573    $ 109,557

Purchase of common stock            25,557       2,256        9,744

Shares surrendered                 (93,955)

Net Loss                                                                (24,004)
                                   -------     -------    ---------    ---------
                                   211,684     $23,124    $  28,317    $  85,553
                                   =======     =======    =========    =========


                See accompanying notes to financial statements.

                         RESEARCH ANALYSIS CORPORATION
                            Statement of Cash Flows
                           Year Ended August 31, 1997

Cash Flow from Operating Activities:

Net Loss                                                              $ (24,004)

Adjustments to reconcile net income to net cash flow from operating activities:

    Depreciation and amortization                                        13,358
    Accounts receivable                                                  28,374
    Accounts payable and accrued expenses                                (1,355)
    Prepaid taxes                                                           500
    Deferred taxes                                                       (6,480)
                                                                      ---------

Net Cash Flow from Operating Activities                                  10,393
                                                                      ---------

Cash Flow from Investing Activities

  Purchase of computers and office equipment                            (31,408)
  Software development                                                  (59,920)
                                                                      ---------

Net Cash Flow from Investing Activities                                 (91,328)
                                                                      ---------

Cash Flow from Financing Activities

  Purchases of common stock                                              12,000
                                                                      ---------

Net Cash Flow from Financing Activities                                  12,000
                                                                      ---------

Net Increase/(Decrease) in Cash                                         (68,935)

Cash, beginning                                                         114,344
                                                                      ---------

Cash, ending                                                          $  45,409
                                                                      =========

Supplemental disclosures of cash flow information

  Cash paid during the year for:
    Interest (net of amount capitalized)                                  -0-

    Income taxes                                                          -0-


                 See accompanying notes to financial statements.

                         RESEARCH ANALYSIS CORPORATION
                          Notes to Financial Statement

Note A - Summary of Significant Accounting Policies
---------------------------------------------------

RECOGNITION OF REVENUE

The major portion of revenues result from contract services performed for the United States Government and its prime contractors under cost reimbursement and fixed-price contracts and subcontracts. Contract revenues are accounted for under the percentage of completion method wherein sales and estimated earnings are recognized when work is performed.

INVENTORIES

No inventories are maintained. All cost is charged to operations in the period in which it is incurred.

PROPERTY AND EQUIPMENT

Depreciation is provided over the estimated useful lives of assets using the straight-line method. Estimated useful life is five years for furniture and equipment.

CAPITALIZED SOFTWARE DEVELOPMENT COSTS

In accordance with the Statement of Financial Accounting Standard No. 86, the Company has capitalized certain costs related to the development of software products. Capitalized costs are amortized using the straight-line method over five years. During the fiscal year, the Company incurred $59,920 in software development costs which were capitalized; however, there was no amortization for the year ended August 31, 1997.

INCOME TAXES

Taxes are provided at the appropriate rates for all taxable items included in income regardless of the period in which such items are reported for tax purposes. The principal difference arises from the use of a "Cash Basis" for tax purposes and an "Accrual Basis" for financial statement purposes.

                         RESEARCH ANALYSIS CORPORATION
                          Notes to Financial Statement
                                  (continued)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LINE OF BUSINESS

The Company was incorporated in the State of California on September 13, 1983 and is engaged primarily in engineering consulting for reliability, maintainability and logistics in military hardware.


Note B - Accounts Receivable
----------------------------

Accounts receivable are primarily billed to the U.S. Government or subcontracts under U.S. Government prime contracts. All receivables are considered collectible.


Note C - Accrued Payroll and Employee Benefits
----------------------------------------------

          Accrued salaries               $ 17,361
          Accrued vacation                  6,741
          Accrued retirement plan          60,000
                                         --------
                                         $ 84,102
                                         ========

Note D - Income Taxes

The provision for federal income taxes includes the following:

                Payable currently        $     --

                Deferred tax benefit        6,480
                                         --------
                                         $  6,480
                                         ========

                         RESEARCH ANALYSIS CORPORATION
                          Notes to Financial Statement
                                  (continued)


Note F - Commitments
--------------------

Facilities are leased under operating leases. Rent expense was $17,982 for fiscal year 1997.

As of August 31, 1997, future minimum annual lease payments are as follows:

       Year Ended August 31
       --------------------

                1998                   $ 16,392
                1999                     13,660
                                       --------
                                       $ 30,052
                                       ========


Note G - Retirement Plans
-------------------------

The Company has both a profit sharing and money purchase retirement plan that covers all eligible employees. Annual contributions to the profit sharing plan are made at the discretion of the board of directors. The money purchase plan is based on a fixed percentage of eligible compensation. Retirement plan expense was $60,000 for fiscal year 1997.


Note H - Common Stock
---------------------

During the fiscal year, the majority stockholder surrendered 93,955 shares of his stock as an equalizing transaction for no consideration. The two stockholders of the Company now each own 50%.

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



Item 7.(b)    Pro Forma Financial Information.

              Transition Analysis Component Technology, Inc.


                           CONSOLIDATED BALANCE SHEETS

                                   A S S E T S
                                                          September 30  June 30
                                                              1997        1997
                                                          ---------------------
                                                                (unaudited)
                                                              (000's omitted)
                                                          ---------------------
Current Assets
     Cash ................................................   $  124      $  133
     Accounts receivable, less reserves of
        $5,000 and $5,000, respectively ..................      538         419
     Prepaid expenses ....................................       30          11
                                                             ------      ------
     Total Current Assets ................................      692         563
                                                             ------      ------
Furniture and Equipment ..................................      590         500
     Less accumulated depreciation and amortization ......      346         310
                                                             ------      ------
                                                                244         190
                                                             ------      ------
Other Assets
     Rent security deposits ..............................       80          --
     Software development ................................       65          --
     Excess of cost over assets acquired .................       56          --
                                                             ------      ------
TOTAL ASSETS .............................................   $1,137      $  753
                                                             ======      ======

      L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

Current Liabilities
     Accrued expenses ....................................   $  233      $  321
     Loan payable - bank .................................      350          --
     Deferred income .....................................       63          80
                                                             ------      ------
Total Current Liabilities ................................      646         401
Stockholders' Equity
     Common Stock, par value $.01 per share:
        authorized 5,000,000 shares; issued
        598,734 shares as of September 30, 1997
        and 553,830 shares as of June 30, 1997 ...........        6           5
     Additional paid-in capital ..........................      553         441
     Retained earnings ...................................      (68)        (94)
                                                             ------      ------
Total Stockholders' Equity ...............................      491         352
                                                             ------      ------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...............   $1,137      $  753
                                                             ======      ======

Note: The consolidated balance sheet at June 30, 1997 has been derived from the audited consolidated financial statements at that date.


            See notes to condensed consolidated financial statements.

                 Transition Analysis Component Technology, Inc.

                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)


                                                            Three Months Ended
                                                               September 30,
                                                           1997           1996
                                                         --------        -------
                                                              (000's omitted,
                                                          except per share data)
                                                         -----------------------

Revenues .........................................           $648           $527

Selling, general and administrative expenses .....            600            395
Depreciation of  equipment .......................             11              7
Amortization of software development costs .......              1             --
Interest expense .................................              3             --
                                                          -------        -------
Income before income taxes .......................             33            125
Provision for income taxes .......................              7             38
                                                          -------        -------
Net income .......................................            $26            $87
                                                          =======        =======

Net Income per Common Share ......................          $0.05          $0.16
                                                          =======        =======

Number of shares used in computation .............        568,798        553,830


           See notes to condensed consolidated financial statements.

                 Transition Analysis Component Technology, Inc.


                CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                              Three Months Ended
                                                                 September 30,
                                                                1997      1996
                                                                ----      ----
                                                                 (000's omitted)
                                                              ------------------
OPERATING ACTIVITIES
     Net income ..............................................  $ 26      $ 87
     Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
              Depreciation and amortization ..................    12         7
              Changes in operating assets and liabilities:
                  Accounts receivable ........................   (31)      (59)
                  Prepaid expenses and other current assets ..   (19)       (8)
                  Accrued expenses ...........................   (48)       33
              Deferred income ................................   (17)       --
              Rent security deposits .........................   (79)       --
                                                                ----      ----
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES .....  (156)       60
                                                                ----      ----

INVESTING ACTIVITIES
     Costs related to RAC acquisition, net of cash received ..    12        --
     Purchase of equipment ...................................   (40)      (28)
     Additions to software development .......................    (5)       --
                                                                ----      ----
NET CASH USED IN INVESTING ACTIVITIES ........................   (33)      (28)
                                                                ----      ----

FINANCING ACTIVITIES
     Proceeds from lines of credit ...........................   350        --
     Net decrease in due to former parent ....................  (170)      (58)
                                                                ----      ----
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES ..........   180       (58)
                                                                ----      ----

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .........    (9)      (26)
     Cash at beginning of period .............................   133       134
                                                                ----      ----
CASH AT END OF PERIOD ........................................  $124      $108
                                                                ====      ====


           See notes to condensed consolidated financial statements.

                 Transition Analysis Component Technology, Inc.

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

                               September 30, 1997

BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principals for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended September 30, 1997 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998.

ORGANIZATION

     Prior to June 30, 1997, Transition Analysis Component Technology, Inc. ("TACTech" or the "Company") was a 90% owned subsidiary of Zing Technologies, Inc. ("Zing"), the Company's former parent, and the remaining 10% was owned by one officer of the Company.

     The Company filed a registration statement on Form SB-1, which became effective June 30, 1997, for the purpose of distributing the Common Stock of the Company which was owned by Zing to the shareholders of Zing (the
"Distribution"). In connection with the Distribution, the Common Stock authorized and outstanding was split on approximately a 36.436-for-one basis.

     Also, in connection with the Distribution, inter-company advances (excluding income taxes) as of the effective date of the Distribution were converted to equity and, accordingly, were included within additional paid-in capital.

     As of the date of the Distribution, the Company engaged certain employees of Zing (with the permission of Zing) on a part-time basis to render to the Company the following services for a cost not to exceed $100,000 per year including: to advise in the development of the Company's business plan, to advise the Company with respect to and to negotiate agreements on the Company's behalf, to coordinate communications with the Company's stockholders, to advise the Company with respect to and to negotiate acquisitions and financing, to prepare and file the Company's tax returns and reports required by applicable securities laws and rules of applicable stock exchanges, to review and supervise the Company's accounting department and systems from time to time and suggest revisions and changes thereto, and to perform such further services as such employees may agree.

                 Transition Analysis Component Technology, Inc.

Acquisition of Research Analysis Corp.

     On September 22, 1997, TACTech acquired the search and report software of Research Analysis Corporation ("RAC") pursuant to a merger ( the "Merger") of Research Technology Analysis Corp., a California corporation formed for this purpose and wholly-owned by the Company with and into RAC. Upon consummation of the Merger, RAC, as the surviving corporation, became a wholly-owned subsidiary of the Company. The RAC acquisition was accounted for pursuant to the purchase method of accounting and is effective as of September 1, 1997.

     The following unaudited pro-forma information has been prepared assuming that this acquisition had taken place at the beginning of the respective quarters, after giving effect to pro-forma adjustments for compensation accruals and income taxes:

                                               Three months ended  September 30,
                                                       1997          1996
                                                       ----          ----

     Revenue ..................................      $756,076      $737,123
     Net (Loss) Income ........................       ($4,851)     $100,807
     Net (Loss) Income per Common Share .......        ($0.01)        $0.17

     Historically, RAC derived revenues from consulting services and customer-specific projects (other than those specifically related to indenturing/component library services being developed by TACTech and known as "TACTRAC"). Such non-TACTRAC related revenue was derived by RAC typically under cost plus fixed fee contracts with the Department of Defense and government contractors and related specifically to training services, engineering support and logistics support. These contractual services dealt with issue of reliability, maintainability, failure analysis, reliability predictions, circuit card redesign, provisioning and weapons system file data extraction.

     It is the intention of TACTech selectively to disengage from RAC's non-TACTRAC related activity, redirect resources toward software development and marketing, and increase TACTRAC subscription revenue. Thus, in the short term, as TACTech develops the TACTRAC product, software development costs will in all likelihood increase and may exceed RAC revenues. TACTech anticipates marketing the TACTRAC product through TACTech (rather than RAC) channels. There can be no assurance that TACTech will be able successfully to develop and market the TACTRAC product and that such failure will not result in a material adverse effect upon TACTech.

                 Transition Analysis Component Technology, Inc.

     In Accordance with SFAS No. 121, "Accounting for the Impairment of Long-Lived assets for Long-Lived Assets to be Disposed of", the Company assesses the recoverability of cost in excess of net assets acquired by determining whether the amortization of the asset balance over its remaining life can be recovered through the undiscounted future operating cash flows. The Company believes that no impairment has occurred and that no reduction in the estimated useful life is warranted.

Loan Payable - Bank

     On August 28, 1997, the Company entered into a $1,500,000 revolving credit facility with a commercial bank (the "Bank") to be used for working capital and equipment acquisitions. The facility has a three year term and is guaranteed by Zing. Interest on all borrowings is at a variable rate tied to the Bank's prime rate. All of the Company's personal property collateralizes borrowings under such facility.

Impact of New Accounting Standard

     In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 128, Earnings per Share, which specifies a change in the computation, presentation and disclosure requirements for earnings per share and requires the restatement of all prior periods. The Statement is required to be adopted for periods ending after December 15, 1997. Accordingly, the Company will comply with the requirements of this standard, however, the Company does not expect that the impact of applying this standard will be material.

Stock-Based Compensation and Pro Forma Information

     Under the provisions of FASB No. 123, the Company is required to disclose the fair value, as defined, of options granted to employees and related compensation expense. The fair value for these options is estimated at the date of grant using a Black-Scholes option pricing model. The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     The Company is also required to present pro forma information as if provisions of FASB Statement No. 123 had been implemented as of the date of the stock options were granted. For the year ended January 31, 1997. The disclosure provisions of FASB Statement NO. 123 do not produce information that differs materially from that contained in the consolidated financial statements.

                                    SIGNATURE
                                    ---------

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their respective behalf by the undersigned, thereunto duly authorized.

Date: December 8, 1997

                                            TRANSITION ANALYSIS COMPONENT
                                               TECHNOLOGY, INC.

                                        By:    /s/ Martin S. Fawer
                                               -------------------
                                                    Chief Financial Officer and
                                                       Vice President

                                  EXHIBIT INDEX
                                  -------------

Exhibit           Description
-------           -----------

2 Merger Agreement and Plan of Reorganization, dated as of September 1, 1997 by and among Transition Analysis Component Technology, Inc. (the "Registrant"), Research Technology Analysis Corp., Research Analysis Corporation, Jeff Hanser and Bruce L. Blackford.*

10.1 Option Agreement dated September 22, 1997, granting 22,452 options to Bruce L. Blackford.*

10.2 Option Agreement, dated September 22, 1997, granting 22,452 options to Jeff Hanser.*

10.3 Employment Agreement, dated September 22, 1997, between the Registrant and Bruce L. Blackford.*

10.4 Employment Agreement, dated September 22, 1997, between the Registrant and Jeff Hanser.*

99.       Press release dated September 22, 1997.*

--------------------------------------------------
* Previously filed.

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